Exhibit 10.7

House Lease Contract

Contract Number: ZY703 - No. 2

Party A: Guangzhou Huaxiu Industrial Co., Ltd.

Party B: Qingdao Zhongguang Yiyun Supply Chain Management Co., Ltd.

Date: June 12, 2023

Lessor (Party A): Guangzhou Huaxiu Industrial Co., Ltd.

ID Number or Registration Number: 91440101MA9UP2TJ20

Lessee (Party B): Qingdao Zhongguang Yiyun Supply Chain Management Co., Ltd.

ID Number or Registration Number: 91370212MA3TCGWE6L

Contact Number:

This contract is concluded by mutual agreement between Party A and Party B in accordance with the relevant provisions of the “Contract Law of the People’s Republic of China” and the “Urban Real Estate Administration Law of the People’s Republic of China.”

I. Leasing Subject

1.1 Party A agrees to lease to Party B Room 2, No. 703, No. 9, Huaqiang Road, Tianhe District, Guangzhou (hereinafter referred to as the Property) to Party B for office use.

1.2 Party A leases and delivers the property and its relevant equipment to Party B in their current condition. The premises are to be used solely for office purposes. All activities during use must comply with relevant laws, regulations, and rules. The storage of flammable, explosive, or hazardous chemicals is prohibited. Party A shall not be liable for any debts or safety incidents during the operation period; all responsibilities arising from such events shall be borne by Party B.

II. Lease Term

2.1 The lease term is two years, starting from June 22, 2023, and ending on June 21, 2025. Rent will begin to accrue from June 22, 2023.

2.2 Party A shall deliver the house to Party B in its current state, and the delivery shall be confirmed when the contract is signed. From the date of signing the contract, management fees, air conditioning fees, electricity fees and other related expenses shall be borne by Party B. If Party B refuses to move in, Party B shall continue to pay the rent, management fees and other fees on time, and shall not refuse to pay or unilaterally propose to terminate the contract.

2.3 If Party B needs to renew the lease before the expiration of the lease, it must submit a written application to Party Asss three months before the expiration of the lease. Under the same conditions, Party B has the priority right to renew the lease, and the two parties should renegotiate and sign a new lease contract; otherwise, Party A has the right to rent the property to others, and Party B should cooperate with Party A to display the leased property to a third party within three months before the expiration of the lease.

III. Rent, Property Management Fees, and Other Expenses

3.1 The total rent for the leased property (including management fees and VAT invoice) is RMB ¥28,000 (in words: Twenty-Eight Thousand Yuan).

Lease Term	Monthly rent amount (currency: RMB)
	In figures	In words
June 22, 2023 - June 21, 2025	2,8000	Twenty-Eight Thousand Yuan

3.2 Rent management fees and other fees are paid monthly. Rent is calculated on a monthly basis. The lessee (Party B) shall deposit the next month’s rent, management fees and other monthly payable fees in RMB into the bank account designated by the lessor (Party A) before the 25th of each month. If there is any change in the account information, Party A shall promptly notify Party B in writing. Party A shall assist Party B in handling the relevant housing rental registration procedures at the community street center. All registration fees, including rent, stamp duty, etc., shall be borne by Party B.

Account Name: Guangzhou Huaxiu Industrial Co., Ltd.

Bank: China Construction Bank Corporation, Xita Branch, Guangzhou

Account Number: 44050158004800001052

3.3 Party B shall pay the first period’s rent, including management fees on the date of signing the contract:

From June 22, 2023, to June 30, 2023, the rent and management fees inclusive of tax amount to RMB ¥8,400 (in words: Eight Thousand Four Hundred Yuan Only).

From July 1, 2023, to July 31, 2023, the rent and management fees inclusive of tax amount to RMB ¥28,000 (in words: Twenty-Eight Thousand Yuan).

Total: RMB ¥36,400 (in words: Thirty-Six Thousand Four Hundred Yuan).

3.4 During the lease period, Party B shall bear all expenses incurred by using the property (including water charges, electricity charges, maintenance fees, air conditioning fees, network fees, telecommunications fees, parking fees, etc.). Party B shall report to the property management company and sign a contract with the service provider when using telephone, network, cable TV and other services in the property, and shall bear all related expenses.

IV. Lease Deposit

4.1 On the date of signing this contract, the security deposit and furniture deposit paid by Party B to Party A in 2021, which cover the rental period from June 22, 2021, to June 21, 2023, shall automatically transfer to cover the new rental period from June 22, 2023, to June 21, 2025. The security deposit totals RMB ¥60,000 (in words: Sixty Thousand Yuan), and the utility deposit totals RMB ¥0 (in words: Zero Yuan). The furniture deposit is RMB ¥10,000 (in words: Ten Thousand Yuan). The total amount is RMB ¥70,000 (in words: Seventy Thousand Yuan). Party A will no longer issue receipts to Party B.

4.2 If Party B still fails to pay the above fees in full within 3 days after the due date, Party A has the right to terminate this lease contract and its supplementary agreement, and may rent out the house again. From the date of overdue payment until the termination of this lease contract and Party A takes back the house, Party B shall pay Party A an overdue penalty of 1% of the original daily rent and the total deposit (the total deposit includes the rent deposit, service fee deposit, and water and electricity reserve). Party A has the right to deduct the fine from the deposit paid by Party B. If the deposit is insufficient to pay, Party B shall make up the difference. After the termination or cancellation of this lease contract, Party B shall return the house as agreed. After the house handover procedures are completed and Party A confirms that Party B has no violations and unpaid taxes and fees, Party A will return the deposit in full (without interest) within 30 working days.

4.3 The lease deposit will not be refunded in the following situations:

4.3.1 If Party B breaches the contract, Party A has the right to terminate the contract according to the agreement;

4.3.2 If Party B violates the contract terms or relevant laws and regulations, and Party A demands Party B to rectify the breach within a specified period, but Party B fails to correct the breach within the given time;

4.3.3 If other terms in this contract specifically provide otherwise;

4.3.4 After the signing of this contract, Party B shall make up all the expenses within the agreed time, if Party B fails to pay the due amount as agreed, Party A has the right to forfeit the paid deposit and hold Party B fully responsible for any resulting losses and damages.

V. Rights and Obligations of Party A

5.1 Party A has the right to lease the property to Party B. Party A shall obtain all relevant government and other permits for the leased area covered by this Agreement and ensure that such permits are valid throughout the lease period.

5.2 Party A shall coordinate the relationship between Party B and the property management company.

5.3 Party A has the right to manage the property following this Agreement.

5.4 Party A has the right to collect rent, property management fees, and all other payments related to the property following the provisions of this Agreement.

5.5 Party A has legally obtained the right to lease the property. If Party A is unable to perform this Agreement due to the actions of the owner, and Party A has fulfilled its responsibilities and obligations in the consultation and communication with the owner, such failure to perform shall not be deemed as a breach of contract by Party A.

5.6 If Party B fails to pay the rent and management fee for 3 days after the due date, Party A has the right to take all reasonable measures to protect Party A’s rights, including cutting off water and electricity, disabling access cards, and seizing all items in the house. During this period, Party B shall not unilaterally terminate this contract. If Party B still fails to pay the rent and management fee for 3 days after the due date, Party A has the right to notify it in writing to pay immediately. If Party B still fails to pay within 2 days after receiving Party A’s notice, Party A has the right to immediately enter the house to reclaim the house and reserve the right to recover all related expenses, including rent, management fees and other losses. Without affecting Party A’s other rights, if Party B delays payment of the above-mentioned amounts, Party A has the right to charge 1% of the unpaid amount as liquidated damages for each day of delay. If Party B still fails to pay the rent for the current month for 10 days after the due date, Party A has the right to unilaterally terminate the contract and reclaim the house. Party B must vacate the house within 5 days after the due date, otherwise, it is deemed that Party B agrees that Party A can dispose of the items in the house at its discretion.

5.7 During the lease period, if the owner transfers the ownership of the property to a third party, Party A shall notify Party B in writing 15 working days in advance.

VI. Rights and Obligations of Party B

6.1 The signing of this contract by Party B indicates that it has fully investigated and understood the valuation area, valuation standards, decoration standards, fire protection facilities, ancillary facilities, and surrounding environment of the property, and recognizes the status, handover situation and property area of the property. The rent of the property is a package price (as stipulated in Article III of this contract) and is not calculated based on the area of the property. Party B shall not refuse or delay the performance of this contract because the building area, actual area, measured area, recorded area, or property area of the property does not match the actual area of the contract. If Party B fails to perform this contract within 3 working days from the date of Party A’s notification, it shall be deemed that Party B has breached the contract and Party A has the right to terminate.

6.2 Without the written consent of Party A, Party B shall not remodel, change, alter the structure or renovate the Leased Property without authorization. Any renovation of the Leased Property during the Lease Period shall be subject to the written consent of Party A and shall be restored to its original state upon the expiration of the contract. If Party B fails to restore the original state, Party A shall have the right to deduct the corresponding restoration costs from the deposit.

6.3 Party B shall not sublet, transfer, or provide for use to a third party in any manner without the prior written consent of Party A.

6.4 Party B guarantees that the Leased Property is only used for office purposes and does not involve any illegal activities.

6.5 Any damage to the Leased Property and its facilities during the Lease Period (including damage caused by reasons other than Party B) shall be the responsibility of Party B and Party A shall not bear any responsibility. Party B must promptly notify Party A in writing and take effective measures to prevent further damage. All repair costs shall be borne by Party B.

6.6 Party B shall not change the building structure or facade of the property without authorization and shall keep the store windows clean. During the renovation period, Party B shall comply with the property management regulations of the Plaza. Party B shall restore the property and its facilities to their original condition or compensate for any damage caused by improper use of the property and its facilities.

6.7 Party B is responsible for the fire protection, public security and other safety management of the property. Party B shall be solely responsible for safety accidents caused by Party B’s negligence or poor management.

6.8 During the period when Party B uses the property for production and operation, Party B shall be responsible for labor disputes, employment management, social insurance, family planning, public security, taxation, business, customs, safety, fire protection, power supply, insurance, environmental protection and other related matters, and these responsibilities have nothing to do with Party A. If Party B defaults on rent, water and electricity bills, Party A has the right to prevent Party B from transporting any items or equipment out of the leased area until the arrears are paid.

6.9 When the lease expires or is terminated early, Party B shall go through the necessary procedures for changing or canceling the use of the property as a registered address with the relevant department and provide Party A with relevant documents within 15 days. If Party B fails to complete the above requirements within the agreed time, Party B shall compensate Party A for the losses suffered as a result.

6.10 If Party B delays returning the property to Party A or fails to relocate the registered business address in time, Party B shall pay Party A a property usage fee at twice the current daily rent [daily rent = monthly rent/30 days] from the date of expiration of the lease or termination of the contract until Party A actually takes back the property and completes the relocation procedures.

6.11 The property will be delivered with office furniture (including furniture list and related fees). At the end of the lease, Party B shall return the furniture to Party A according to the original list. If the furniture is damaged or lost, Party B shall compensate Party A at the listed price. If Party B fails to fulfill this obligation, Party A has the right to deduct the corresponding amount from the deposit.

VII. Property Renovation

7.1 If Party B needs to renovate the house, it must first submit the renovation plan and drawings to Party A for approval by the property management department. Party B shall provide Party A with a complete renovation plan and drawings in advance as required. After Party A receives the renovation plan and drawings provided by Party B, it shall cooperate and report to the property management department for approval. After approval, Party B must obtain approval from the national fire department before going to the property management company to handle the renovation entry procedures and obtain a construction permit.

7.2 Party B’s renovation shall not change the main structure or facade of the house. During the renovation process, Party B must comply with the housing management regulations, the “Renovation Manual”, the “Renovation Construction Management Agreement”, the “Tenant Manual” and other property management regulations. Party B is responsible for handling fire protection and other related permits required for renovation. Party B shall bear full responsibility for public safety and fire safety during the renovation period, and shall bear compensation liability for damages caused to Party A or third parties. Party B must obtain a fire safety inspection certificate from the fire department before using the property.

7.3 The renovation plan submitted by Party B must meet the renovation requirements of the property. Party A’s role is only to assist and facilitate the process; the final approval and decision shall be made by the Property Management at its sole discretion.

7.4 Party B shall provide Party A with a complete set of renovation documents, including construction plans, fire department approval documents and fire safety inspection certificates, for Party A’s filing.

7.5 Party B is responsible for obtaining all necessary approvals required for renovation from the fire department and the Property Management Office. Party B shall not terminate this contract on the grounds that it cannot pass the fire safety approval; otherwise, it will be deemed as a serious breach of contract.

VIII. Contract Termination and Cancellation

8.1 The contract may be terminated, modified, or canceled upon mutual agreement between Party A and Party B.

8.2 Unless otherwise provided in this Contract, if either party wishes to terminate this Contract in advance without the right of termination under this Contract, it must notify the other party in writing thirty days in advance. If Party A terminates this Contract in advance, Party A shall return Party B’s rental deposit in double amount and return the remaining prepaid rent in full. If Party B terminates this Contract in advance, it shall be deemed as a breach of contract, and Party A shall have the right to recover the leased premises and retain all payments made by Party B, and require Party B to compensate for the rent and any losses until the premises are re-rented, including the brokerage fee paid by Party B when renting the unit, as liquidated damages.

8.3 If Party B has any of the following circumstances, Party A has the right to immediately unilaterally terminate this Contract, take back the Leased Property, retain all payments made by Party B, and require Party B to pay all expenses incurred during the rent-free period following the charging standards stipulated in Article III of this Contract (if applicable). If Party B refuses to vacate the Property, Party A has the right to take necessary measures to clean up the Property, and all responsibilities and losses caused thereby shall be borne by Party B.

8.3.1 If Party B does not have the qualifications required for the operation under this contract;

8.3.2 If Party B subleases, transfers or lends the leased property to others without Party A’s permission;

8.3.3 If Party B uses the leased property for activities outside the scope of business or business regulations;

8.3.4 If Party B fails to pay the lease deposit, rent or other fees on time for more than 10 days or the unpaid amount exceeds RMB 10,000;

8.3.5 If Party B uses electricity without authorization or fails to install fire-fighting equipment on the leased property, causing hidden dangers or losses;

8.3.6 If Party B changes the structure of the leased property or renovates it without Party A’s written consent;

8.3.7 If Party B uses the leased property to conduct illegal activities, or has its business license or other relevant certificates revoked by the relevant department due to illegal operations, or is ordered to suspend business for rectification; or has other serious breaches of contract;

8.3.8 If Party B refuses to perform its maintenance obligations, and the overdue period exceeds 10 days, and the maintenance costs exceed one month’s rent;

8.3.9 If Party B refuses to perform its contractual obligations or terminates the contract after renovation;

8.3.10 If Party B refuses to perform its contractual obligations or terminates the contract on the grounds that it cannot pass the fire safety approval;

8.3.11 If Party B causes noise pollution, odor pollution, etc. that disrupts the overall office environment and affects other building tenants, and still fails to correct it after being notified by Party A, it will be deemed as a breach of contract by Party B.

8.4 Upon the expiration of this contract, if Party A and Party B fail to sign a renewal agreement, this contract will automatically terminate. Party B shall restore the leased house to its original state and return it to Party A on the date of termination of this contract, and clean up all items in the house. If Party B fails to hand over the leased house as agreed, it shall be deemed as a breach of contract, and shall pay Party A double the rent standard applicable at the end of the contract. If Party B fails to vacate the house within five days after the termination of the contract, it shall be deemed that Party B voluntarily abandons all property in the house, and Party A may dispose of the house at its own discretion, and all proceeds shall belong to Party A.

8.5 If this contract cannot be continued due to reasons not attributable to Party A, or if the house is damaged and cannot be used due to force majeure, or if the government forcibly collects, reconstructs, or demolishes the leased house, this contract will automatically terminate, and neither party shall hold the other party liable.

IX. Breach of Contract Responsibilities

9.1 If Party B fails to pay the rental deposit, rent or other fees as agreed in this Contract, it shall pay Party A a penalty of 1% of the overdue amount for each day of delay. If the rental deposit, rent or other fees are overdue for five days (inclusive) or the overdue amount reaches RMB 10,000, Party A shall have the right to handle it in accordance with Article 8.3 of this Contract in addition to collecting liquidated damages.

9.2 When this Contract is terminated or cancelled, if Party B still has unpaid fees or has breached the contract and needs to pay liquidated damages, Party A has the right to deduct them directly from the rental deposit. If Party B breaches the contract and the rental deposit is confiscated, Party A has the right to demand liquidated damages from Party B separately or require Party B to make up the unpaid fees.

9.3 If Party B violates Article 6.6 of this Contract, Party A may repair it on its behalf, and the relevant repair costs shall be borne by Party B. Party A has the right to deduct the repair costs directly from the rental deposit. If Party B refuses to repair for more than ten days or the repair cost exceeds one month’s rent, Party A has the right to deal with it in accordance with Article 8.3 of this contract, and the repair cost shall still be borne by Party B.

9.4 When this contract is terminated or cancelled, if Party B delays moving out, Party A has the right to charge Party B a liquidated damages of double the rent from the date when Party B should return the leased property. If Party B refuses to return the leased property, it shall be deemed that Party B has waived the ownership of all items in the leased property, and Party A may dispose of it at its own discretion. Party A has the right to take compulsory measures to clean up the house, and any economic losses or liabilities incurred during the cleaning process shall be borne solely by Party B.

9.5 If the liquidated damages stipulated in this contract are not sufficient to compensate Party A’s losses, Party A has the right to make additional compensation to Party B.

X. Miscellaneous

10.1 For matters not covered in this contract, the two parties may sign a supplementary agreement separately, but the content of the supplementary agreement shall not violate the relevant laws and regulations of the state, province, and city. If the supplementary agreement conflicts with this contract and the supplementary agreement does not stipulate otherwise, this contract shall prevail. The supplementary agreement has the same legal effect as this contract. If any oral promise, explanation, commercial advertisement, letter, etc. are inconsistent with this contract, this contract shall prevail. When registering the property, if there is any ambiguity with this contract, this contract shall prevail.

10.2 Party A’s notice to Party B may be issued by announcement in the house or by mail. If Party A issues the notice by announcement in the house, the notice shall take effect after being posted by Party A or other staff of the leased house, regardless of whether Party B signs for it. If Party A delivers the notice by mail, Party B confirms that the contact address listed on the first page of this contract is its valid communication address, and any written notice sent by Party A to the address shall be deemed to be effectively delivered on the second day after delivery.

10.3 Any disputes arising from this contract shall be settled through friendly negotiation between the parties. If the negotiation fails, the parties may apply to the court with jurisdiction for settlement. If Party B objects to this contract and initiates arbitration or litigation, all relevant expenses shall be borne by Party B.

10.4 Any lease contract signed by the parties for lease registration shall only be used to complete the registration procedure. In case of any inconsistency between the lease registration contract and this contract, the terms of this contract shall prevail.

10.5 The parties shall keep the commercial terms of this contract confidential.

10.6 Party B has carefully read and fully understood all the terms of this contract and agrees to bear all legal consequences arising therefrom.

10.7 This contract is made in triplicate and shall take effect from the date of signature and seal by both parties and from the date when Party B pays all payables to Party A’s account as agreed. Party A shall keep two copies and Party B shall keep one copy, both of which shall have the same legal effect.

(The following contains no text)

Party A Guangzhou Huaxiu Industrial Co., Ltd (Stamp) Legal representative: ID number: Contact number: June 12, 2023	Party B Qingdao Zhongguang Yiyun Supply Chain Management Co., Ltd. (Stamp) Legal representative: ID number: Contact number: June 12, 2023